EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

OF

VYYO INC.

In connection with the Annual Report of Vyyo Inc. (the “Company”) on Form 10-K for the year ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Davidi Gilo, as Chief Executive Officer of the Company, and Arik Levi, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVIDI GILO
Davidi Gilo Chief Executive Officer

February 24, 2004

/s/ ARIK LEVI
Arik Levi Chief Financial Officer

February 24, 2004

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.